American Commerce Solutions, Inc. Announce New Board Appointees

Las Vegas, Nevada--(Newsfile Corp. - April 25, 2016) - American Commerce Solutions, Inc. (OTC Pink: AACS) and Best Way Auto and Truck Rental, Inc., today announced that board seats have been offered to and accepted by William Stamps and Harry Willner of Fleetway Leasing and Sales Company.

Best Way President, John Keena, commented, "AACS Best Way is remarkably pleased to have these industry stalwarts become part of our Board of Directors. The depth of their knowledge and experience can only enhance our roll out across the country. Their willingness to devote their time and resources to our mutual benefit is a tribute to our business model and will lead to even greater opportunity for all concerned."

William Stamps and Harry Willner are CEO and General Manager at Fleetway Leasing, respectively. Fleetway Leasing and Sales Company is a $300M automobile leasing company headquartered in Feasterville, Pennsylvania. The combined 70 years of automotive experience uniquely qualifies these men to serve on this board of directors.

Mr. Stamps is also owner or co-owner of a number of automobile dealerships across Pennsylvania under the Colonial dealership banner for Nissan, Volkswagen, Subaru and Hyundai. With a background as a Certified Public Accountant, Mr. Stamps has leveraged his financial acumen for 50 years in the automobile industry as well as other successful business ventures.

Stamps stated, "We have long been admirers of the Best Way management team and their aggressive and successful management style. Our company, Fleetway Leasing and Sales Company, expects to be a major part of their continued success and growth. We have committed our financing by extending credit lines to facilitate their expansion and now will dedicate our expertise and experience to help guide this company to its maximum potential."

Mr. Willner has a background in banking and finance which has served him well in over 20 years in automobile leasing including management of a sub-prime credit portfolio for 250 customers and oversight of a $13M budget. Mr.Willner offered, "I have been greatly impressed with the vision and aggressiveness that the Best Way team has displayed. Fleetway Leasing is committed to their success in both financing and management enhancement by lending our industry experience to their board of directors."

Daniel L. Hefner, CEO/President of AACS offered, "Shareholders of American Commerce Solutions should see this and all recent actions as a sign of a new era for AACS. This acquisition is all that we hoped for and more. The addition of recent credit lines and now the addition of the capabilities and resources of these gentlemen to our management tool box should be catalyst to rapid growth and an encouragement to current and future investors in this company. The exciting truth is that additional, significant announcements are just around the corner!"

Company Websites:

Best Way Auto and Truck Rental, Inc.
www.bestwayrentalsusa.com

American Commerce Solutions, Inc.
www.aacssymbol.com

ABOUT AMERICAN COMMERCE SOLUTIONS, INC.

AACS is a publicly traded holding company currently hosting two (2) subsidiary operations: International Machine and Welding, Inc. and Best Way Auto and Truck Rentals, Inc. AACS additionally maintains a strategic relationship with American Fiber Green Products, Inc. (AFBG)
www.americanfibergreenproducts.com

ABOUT BEST WAY AUTO & TRUCK RENTAL, INC.

Our mission is to provide inexpensive, attended and unattended rentals of vehicles for use in large college populated cities while also handling commercial accounts throughout the 14 states that we currently service. With over 70 combined years of executive experience in the rental car field, our goal is to become the best rural rental car business in the United States.

SAFE HARBOR STATEMENT

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of factors outside the control of the company.

INVESTOR RELATIONS

Everest Corporate Advisors, Inc.
702-902-2361
702-982-1339